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                                                                     EXHIBIT 4.8

                                    CORRECTED
                             CERTIFICATE OF TRUST OF
                             FUND AMERICAN TRUST II

            THIS Corrected Certificate of Trust of Fund American Trust II (the "Trust"), is being duly executed and filed by the undersigned, as trustees, to correct the Certificate of Trust of the Trust which was filed on October 30, 2001 with the Secretary of State of the State of Delaware under the Delaware Business Trust Act (12 DEL. C. ss. 3801 ET SEQ.) (the "Certificate of Trust").

            1. The introduction paragraph of the Certificate of Trust incorrectly stated the trustee as a Delaware banking corporation.

            2. The Certificate of Trust is hereby corrected to read in its entirety as follows:
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                              CERTIFICATE OF TRUST
                                       OF
                             FUND AMERICAN TRUST II

            THIS Certificate of Trust of Fund American Trust II (the "Trust"), dated October 30, 2001, is being duly executed and filed by Reid T. Campbell and Dennis R. Smith, and Bank One Delaware, Inc., a Delaware corporation, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

            1. Name. The name of the business trust formed hereby is Fund American Trust II.

            2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Bank One Delaware, Inc., 3 Christina Center, 201 North Walnut Street, Wilmington, Delaware 19801.

            3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

            IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                                    Bank One Delaware, Inc., as Trustee


                                    By:   /s/ Melissa G. Weisman
                                          ----------------------
                                    Name:  Melissa G. Weisman
                                    Title: Vice President


                                          /s/ Reid T. Campbell   as Trustee
                                    ----------------------------
                                    Name: Reid T. Campbell


                                          /s/ Dennis R. Smith    as Trustee
                                    ----------------------------
                                    Name: Dennis R. Smith


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